As filed with the Securities and Exchange Commission on March 21, 2005

                                                     Registration No. 333-112754

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                         CASTLE & MORGAN HOLDINGS, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      DELAWARE                          5960                        32-0104570
--------------------------------------------------------------------------------
State of Jurisdiction             Primary Standard                 IRS Employer
  of Incorporation            Industrial Classification           Identification
  or Organization                    Code Number                      Number


                                180 Varick Street
                                   13th Floor
                               New York, NY 10014
                                 (310) 396-1691
                                 --------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)


                           Geoffrey Alison, President
                                180 Varick Street
                                   13th Floor
                               New York, NY 10014
                                 (310) 396-1691
                                 --------------
           (Name, Address, and Telephone Number of Agent for Service)


                                   Copies to:
                               Robert Diener, Esq.
                         122 Ocean Park Blvd, Suite 307
                             Santa Monica, CA 90405
                                 (310) 396-1691

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (Registration No. 333-112754) (the "Registration Statement") of Castle & Morgan Holdings, Inc., a Delaware corporation (the "Company"), is being filed pursuant to Item 512 of Regulation S-B to remove from registration the securities that remain unsold at the end of the offering. The Registration Statement was declared effective on June 23, 2004 for the purpose of registering up to 874,906 shares of common stock under the Securities Act of 1933 for resale by the selling stockholders named in the Registration Statement. The selling stockholders sold 30,000 shares of common stock pursuant to the Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 844,906 shares which were unsold at the end of the offering.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Castle & Morgan Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Santa Monica, California on March 21, 2005.

                          CASTLE & MORGAN HOLDINGS, INC.


                          /s/ Geoffrey Alison
                          --------------------------
                          Geoffrey Alison, President, Sole Director, CEO and CFO

                          Date: March  21, 2005

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                          /s/ Geoffrey Alison
                          --------------------------
                          Geoffrey Alison, President, Sole Director, CEO and CFO
                          Date: March 21, 2005


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